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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 10, 2001


                           I.C. ISAACS & COMPANY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           DELAWARE                    0-23379                 52-1377061
 (STATE OR OTHER JURISDICTION        (COMMISSION             (IRS EMPLOYER
        OF INCORPORATION)            FILE NUMBER)          IDENTIFICATION NO.)


              3840 BANK STREET, BALTIMORE, MARYLAND       21224-2522
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)     (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (410) 342-8200




          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  OTHER EVENTS.

         Effective August 13, 2001, I.C. Isaacs & Company L.P. ("Isaacs"), a wholly-owned subsidiary of I.C. Isaacs & Company, Inc. (the "Registrant" and together with Isaacs, the "Company"), and Congress Financial Corporation ("Congress") entered into the Twenty-third Amendment to Financing Agreements (the "Twenty-third Amendment"), pursuant to which the Company's asset-based revolving line of credit with Congress (the "Agreement") was amended to bring the Company into compliance with its working capital and net worth covenants. The Company had previously obtained a waiver of such covenants through August 31, 2001. There can be no assurances that the Company will not be in violation of the working capital and net worth covenants under the Agreement, as amended, during the remainder of 2001 or thereafter. In consideration of the Twenty-third Amendment, the Company agreed to pay Congress a fee of $75,000, which was paid in full by the Company at the time of closing.

         A copy of the Twenty-third Amendment is attached hereto as Exhibit
10.90 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.

         (c)      EXHIBITS.

                  10.90 Twenty-third Amendment to Financing Agreements, dated as of August 13, 2001.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          I.C. Isaacs & Company, Inc.

Date:  September 14, 2001                         /s/  Robert J. Arnot
                                                  ---------------------------
                                          By:     Robert J. Arnot
                                          Title:  President & Chief Executive
                                                  Officer


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                                  EXHIBIT INDEX


Exhibit       Description
-------       -----------
10.90         Twenty-third Amendment to Financing Agreements, dated as of
              August 13, 2001.

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